Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Carole Murchison

Synopsys, Inc.

650-584-4632

carolem@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2017

Q1 2017 Financial Highlights

•	Revenue: $652.8 million

•	GAAP earnings per share: $0.56

•	Non-GAAP earnings per share: $0.94

MOUNTAIN VIEW, Calif. – Feb. 15, 2017 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2017.

For the first quarter of fiscal 2017, Synopsys reported revenue of $652.8 million, compared to $568.6 million for the first quarter of fiscal 2016, an increase of approximately 15 percent.

“The first fiscal quarter was an excellent beginning to the year, as we substantially exceeded expectations. Business was strong across the board, amplified by the timing of hardware and IP deliverables. Our first quarter results and confidence in the year lead us to increase annual revenue, earnings per share and operating cash flow targets. In addition, we continued to return capital to shareholders with a $100 million share repurchase,” said Aart de Geus, chairman and co-CEO of Synopsys. “Meanwhile, semiconductor and systems companies, as well as software developers across industries, continue to invest in many of the areas that enable the era of ‘smart everything,’ and our Silicon to Software vision and portfolio set us apart as a highly valued partner in these efforts.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2017 was $86.6 million, or $0.56 per share, compared to $60.0 million, or $0.39 per share, for the first quarter of fiscal 2016.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2017 was $145.1 million, or $0.94 per share, compared to non-GAAP net income of $105.9 million, or $0.68 per share, for the first quarter of fiscal 2016.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2017, which do not include any impact of future acquisition-related activities or costs.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2017 Targets:

•	Revenue: $665 million - $680 million

•	GAAP expenses: $560 million - $579 million

•	Non-GAAP expenses: $507 million - $517 million

•	Other income and expense: ($1) million - $1 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 152 million - 155 million

•	GAAP earnings per share: $0.51 - $0.59

•	Non-GAAP earnings per share: $0.85 - $0.88

Full Fiscal Year 2017 Targets:

•	Revenue: $2.58 billion - $2.61 billion

•	Other income and expense: $2 million - $6 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 152 million - 155 million

•	GAAP earnings per share: $2.01 - $2.12

•	Non-GAAP earnings per share: $3.21 - $3.26

•	Cash flow from operations: $500 million - $520 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, and (iv) other significant items, including restructuring charges and certain accruals for legal matters. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on February 15, 2017 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of First Quarter Fiscal Year 2017 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2017 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2017	2016
GAAP net income	$86,588	$60,035
Adjustments:
Amortization of intangible assets	29,508	37,461
Stock compensation	25,834	23,013
Acquisition-related costs	3,299	3,872
Restructuring charges	12,105	2,093
Tax adjustments	(12,257)	(20,541)

Non-GAAP net income	$145,077	$105,933

	Three Months Ended
	January 31,
	2017	2016
GAAP net income per share	$0.56	$0.39
Adjustments:
Amortization of intangible assets	0.19	0.24
Stock compensation	0.17	0.15
Acquisition-related costs	0.02	0.02
Restructuring charges	0.08	0.01
Tax adjustments	(0.08)	(0.13)

Non-GAAP net income per share	$0.94	$0.68

Shares used in calculation	154,433	155,283

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2017 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2017 (1)
	Low	High
Target GAAP expenses	$560,000	$579,000
Adjustments:
Estimated impact of amortization of intangible assets	(28,000)	(33,000)
Estimated impact of stock compensation	(25,000)	(29,000)

Target non-GAAP expenses	$507,000	$517,000

	Range for Three Months
	Ending April 30, 2017 (1)
	Low	High
Target GAAP earnings per share	$0.51	$0.59
Adjustments:
Estimated impact of amortization of intangible assets	0.21	0.18
Estimated impact of stock compensation	0.19	0.16
Estimated impact of tax adjustments	(0.06)	(0.05)

Target non-GAAP earnings per share	$0.85	$0.88

Shares used in non-GAAP calculation (midpoint of target range)	153,500	153,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2017 Targets

	Range for Fiscal Year
	Ending October 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$2.01	$2.12
Adjustments:
Estimated impact of amortization of intangible assets	0.75	0.72
Estimated impact of stock compensation	0.68	0.64
Acquisition-related costs	0.02	0.02
Estimated impact of restructuring	0.08	0.08
Estimated impact of tax adjustments	(0.33)	(0.32)

Target non-GAAP earnings per share	$3.21	$3.26

Shares used in non-GAAP calculation (midpoint of target range)	153,500	153,500

(1)	Synopsys’ second quarter and fiscal year end on April 29, 2017 and October 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 417535, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on February 22, 2017. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second fiscal quarter in May 2017. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter fiscal year 2017 earnings call in May 2017, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2017 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2017 in its quarterly report on Form 10-Q to be filed by March 9, 2017.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results” as well as statements related to customer demand for our technology and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; our ability to protect our proprietary technology; changes in accounting principles or standards; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; changes in our GAAP or non-GAAP tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; increased risks resulting from an increase in sales of our hardware products; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2017 to be filed with the SEC. The information provided herein is as of February 15, 2017. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2017	2016
Revenue:
Time-based products	$489,365	$464,280
Upfront products	79,609	43,437
Maintenance and service	83,812	60,887

Total revenue	652,786	568,604
Cost of revenue:
Products	96,971	76,393
Maintenance and service	37,303	22,525
Amortization of intangible assets	21,472	30,526

Total cost of revenue	155,746	129,444

Gross margin	497,040	439,160
Operating expenses:
Research and development	212,648	196,705
Sales and marketing	126,511	122,620
General and administrative	40,866	39,697
Amortization of intangible assets	8,036	6,935
Restructuring charges	12,105	2,093

Total operating expenses	400,166	368,050

Operating income	96,874	71,110
Other income (expense), net	11,487	(6,768)

Income before income taxes	108,361	64,342
Provision (benefit) for income taxes	21,773	4,307

Net income	$86,588	$60,035

Net income per share:
Basic	$0.57	$0.39
Diluted	$0.56	$0.39
Shares used in computing per share amounts:
Basic	150,782	152,968

Diluted	154,433	155,283

(1)	Synopsys’ first quarter of fiscal year 2017 and 2016 ended on January 28, 2017 and January 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2017	October 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$827,709	$976,620
Short-term investments	138,648	140,695

Total cash, cash equivalents and short-term investments	966,357	1,117,315
Accounts receivable, net	331,984	438,873
Income taxes receivable and prepaid taxes	54,596	56,091
Prepaid and other current assets	131,106	104,659

Total current assets	1,484,043	1,716,938
Property and equipment, net	256,811	257,035
Goodwill	2,652,257	2,518,245
Intangible assets, net	301,922	266,661
Long-term prepaid taxes	15,800	13,991
Long-term deferred income taxes	355,469	281,926
Other long-term assets	197,952	185,569

Total assets	$5,264,254	$5,240,365

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$251,098	$401,451
Accrued income taxes	9,583	22,693
Deferred revenue	1,018,834	1,085,802
Short-term debt	177,040	205,000

Total current liabilities	1,456,555	1,714,946
Long-term accrued income taxes	37,394	39,562
Long-term deferred revenue	74,955	79,856
Long-term debt	142,500	—
Other long-term liabilities	228,165	210,855

Total liabilities	1,939,569	2,045,219
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,428 and 151,454 shares outstanding, respectively	1,505	1,515
Capital in excess of par value	1,640,036	1,644,675
Retained earnings	2,137,395	1,947,585
Treasury stock, at cost: 6,836 and 5,811 shares, respectively	(355,257)	(294,052)
Accumulated other comprehensive income (loss)	(98,994)	(104,577)

Total stockholders’ equity	3,324,685	3,195,146

Total liabilities and stockholders’ equity	$5,264,254	$5,240,365

(1)	Synopsys’ first quarter of fiscal 2017 ended on January 28, 2017, and its fiscal year 2016 ended on October 29, 2016. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,588	$60,035
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	49,464	56,436
Stock compensation	25,834	23,013
Allowance for doubtful accounts	229	250
(Gain) loss on sale of investments	(1)	3
Write-down of long-term investments	1,300	—
Deferred income taxes	12,989	(3,955)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	122,192	30,365
Prepaid and other current assets	(24,893)	(27,825)
Other long-term assets	(13,931)	9,008
Accounts payable and accrued liabilities	(129,316)	(145,229)
Income taxes	(14,201)	(5,174)
Deferred revenue	(69,372)	(32,097)

Net cash provided by (used in) operating activities	46,882	(35,170)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	37,284	40,489
Purchases of short-term investments	(35,338)	(34,933)
Proceeds from sales of long-term investments	—	161
Purchases of property and equipment	(18,178)	(15,337)
Cash paid for acquisitions and intangible assets, net of cash acquired	(187,624)	(18,941)
Capitalization of software development costs	(1,033)	(920)
Other	2,100	—

Net cash used in investing activities	(202,789)	(29,481)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	150,000	30,000
Repayment of debt	(35,000)	(7,500)
Issuances of common stock	7,205	1,486
Payments for taxes related to net share settlement of equity awards	(6,887)	(5,211)
Purchase of equity forward contract	(20,000)	(40,000)
Purchases of treasury stock	(80,000)	(160,000)
Other	559	(1,030)

Net cash provided by (used in) financing activities	15,877	(182,255)
Effect of exchange rate changes on cash and cash equivalents	(8,881)	(6,296)

Net change in cash and cash equivalents	(148,911)	(253,202)
Cash and cash equivalents, beginning of the year	976,620	836,188

Cash and cash equivalents, end of the period	$827,709	$582,986

(1)	Synopsys’ first quarter of fiscal year 2017 and 2016 ended on January 28, 2017 and January 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.